Exhibit 99.1

Aterian Reports Second Quarter 2021 Results

Quarterly Net Revenue Grew 14% Year-Over-Year to $68 Million

Company is focused on steps to reduce the impact from the global shipping crisis

NEW YORK, August 9, 2021 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the second quarter ended June 30, 2021.  Aterian was formerly named Mohawk Group Holdings, Inc. and was renamed Aterian, Inc. on April 30, 2021.

Second Quarter 2021 Highlights

●	Net revenue grew 14% year over year to $68.2 million, compared to $59.8 million in the second quarter of 2020.
●	Gross margin improved to 48.0% compared to 46.2% in the second quarter of 2020.
●

Operating income improved to $4.5 million, which includes $23.3 million of benefit from the change in fair-value of earn out liabilities, compared to an operating loss of $(1.8) million in the second quarter of 2020.

●	Contribution margin declined to 8.3% in Q2 2021 from 16.8% in the second quarter of 2020.
●

Operating expenses for the second quarter of 2021 were $28.3 million which is a decrease from $29.4 million in the second quarter of 2020. Operating expenses for Q2 2021 include $23.3 million of benefit from the change in fair-value of earn out liabilities.

●

Excluding non-cash stock-based compensation and amortization of intangibles of $6.5 million in the second quarter of 2021 and $5.2 million in the second quarter of 2020 and $23.3 million benefit from the change in fair-value of potential future performance based earnouts from acquisitions in 2021, fixed operating expenses for the second quarter increased as a percentage of net revenue to 45% compared to 29% in the second quarter of 2020.

●

Net loss of $(36.3) million, which includes a $23.3 million benefit from the change in fair value of earnout liabilities, a $(29.8) million loss from extinguishment of debt, a $(4.4) million loss from the change in fair value of warrants, and a $(1.9) million charge associated with a derivative liability from our term loan, increased from a net loss of $2.9 million in the second quarter of 2020.

●	Adjusted EBITDA decreased to a loss of $(3.7) million compared to a gain of $3.4 million in the second quarter of 2020.
●	19 new products launched in the second quarter compared to 8 in the second quarter of 2020.
●	Total cash balance at June 30, 2021 increased by $26.9 million from March 31, 2021 to $61.9 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “This has been a challenging quarter for e-commerce marked by a global supply chain crisis, inflation and an extreme shift in consumer behavior due to the opening of brick and mortar stores after the relaxation of COVID-19 related restrictions.  Despite the difficult environment and significant increase in product variable cost, our sales grew on average 20% on a proforma basis across all fourteen brands compared to the second quarter of 2019.  In early July, the supply chain constraints turned into a global crisis as container rates spiked 500% compared to last year effectively going from manageable to presenting a significant risk. We believe that through relationships we have with

Exhibit 99.1

several large logistics companies we have a path forward to secure a sufficient number of containers for the next twelve months, at sustainable reduced costs from the current spot rates.  We are gradually leveraging these new shipping relationships but additional operational changes over the next few months will be required to fully benefit from them.”

Mr. Sarig added, “On the M&A front, we remain excited about the immense opportunity once current supply chain conditions become predictable again. While we had several deals in later stages of our process, we chose to not move forward primarily due to concerns relating to current freight cost impacts on the targets’ future performance. We are withdrawing guidance until the operational adjustments to our supply  chain are fully executed.  We look forward to providing an updated outlook once we can more predictably model the cost, pricing and margins of our products going forward.“

Mr. Sarig concluded, “We remain confident that we have the best in class platform to execute at scale on the highly sought after strategy of building the e-commerce consumer company of the future, despite the temporary global shipping crisis. We are committed to executing swiftly on adapting our business to the current situation and to emerging more resilient and better positioned to benefit from the massive long term expected TAM of global e-commerce.”

Lender Agrees to Adjusted EBITDA Covenant Waiver

As a result of the unprecedented global supply chain crisis and its impact on the Company’s financial condition, Aterian had to seek a waiver of its adjusted EBITDA loan covenant for the second quarter of 2021 from its lender, High Trail.  As a result of our failure to have at least $12 million of adjusted EBITDA for the 12 month period ended June 30, 2021, High Trail accelerated a total of $18.7 million of the principal amount of its senior secured notes in an initial aggregate principal amount of $110.0 million, requiring us to immediately pay an aggregate of $21.8 million (115% of the accelerated principal amount, plus $0.3 million of accrued but unpaid interest thereon). High Trail has agreed to waive the breach of the adjusted EBITDA covenant for June 30, 2021, effective upon receipt of a cash payment of $10.1 million and shares of our common stock for the remaining $11.7 million owed. The number of shares issuable to High Trail will be calculated based on the lower of 80% of (1) the daily volume weighted average price of our common stock on August 9, 2021, and (2) the average of the lowest two daily weighted average prices of our common stock during the ten day trading period ending on August 9, 2021.  We are paying High Trail an aggregate of $10.1 million in cash on August 9, 2021 and will issue the $11.7 million of shares of common stock (with the number of shares calculated as described above) by August 11, 2021. In connection with the waiver, we also agreed to reprice High Trails’ approximately 3.5 million warrants expiring in 2026 with exercise prices ranging from $25.10 to $33.56, such that the exercise price of such warrants will be equal to the lesser of (X) the closing price of our common stock on August 9, 2021 or (Y) the volume weighted average price of our common stock on August 9, 2021. High Trail agreed not to exercise the warrants prior to the day that is 60 days after a registration statement registering for resale the 2,666,667 shares of common stock we issued on June 15, 2021 is declared effective; however, if, at any time on or after January 7, 2022, High Trail is unable to exercise such warrants as a result of the foregoing, we agreed to pay High Trail a cash payment that will be equal to: (a) the weighted average price of our common stock on the date High Trail seeks to exercise any such warrants, minus the then-current exercise price of such warrants, multiplied by (b) the number of shares subject to the warrants that it then desires to exercise. In connection with the waiver, we also agreed to a liquidity covenant whereby we will be required to have cash of no less than $30.0 million through October 31, 2021 as well as another liquidity covenant whereby our inventory and accounts receivable must, through October 31, 2021, be equal to $65.0 million, less any amount of cash and cash equivalents in excess of $30.0 million.

Exhibit 99.1

2021 Outlook Withdrawn

The global supply chain crisis has impacted the Company’s ability to forecast shipping costs and its ability to procure inventory, and the COVID-19 pandemic continues to make near term consumer behavior patterns difficult to predict; therefore, the Company has decided to withdraw its 2021 net revenue and adjusted EBITDA guidance until such time that it has improved visibility and forecasting confidence.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, August 9, 2021, at 8:00 a.m. Eastern Time.  To access the call, participants from within the U.S. should dial (877) 295-1077 and participants from outside the U.S. should dial (470) 495-9485 and provide the conference ID: 5258417.  Participants may also access the call through a live webcast at  https://ir.aterian.io/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. The archived online replay will be available for a limited time after the call in the Investor Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding inflation, consumer behavior shifts and the global supply chain crisis; our strategic decisions and defensive moves and the potential for such decisions and moves to address the global supply chain crisis; the re-engineering of our international supply chain; the belief that we have a path forward to reduce costs of container to $6,500 on average and expectations around the volume of shipping containers needed over the next twelve months; estimates of the time needed to execute on our supply chain transformation; our ability to actively navigate and adapt; our expectations around paying our lender and issuing shares in connection with its waiver of our EBITDA covenant; and statements regarding our EBITDA and liquidity covenants with our lender. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to; those related to the global shipping crisis, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital (including for PPE products) and capital expenditures efficiently; our business model and our technology

Exhibit 99.1

platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies, our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

Exhibit 99.1

ATERIAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2020	June 30, 2021
ASSETS
CURRENT ASSETS:
Cash	$26,718	$61,934
Accounts receivable—net	5,747	16,263
Inventory	31,582	75,514
Prepaid and other current assets	11,111	12,716
Total current assets	75,158	166,427
PROPERTY AND EQUIPMENT—net	169	1,350
GOODWILL—net	47,318	118,619
OTHER INTANGIBLES—net	31,460	69,115
OTHER NON-CURRENT ASSETS	3,349	3,552
TOTAL ASSETS	$157,454	$359,063
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$12,190	$—
Accounts payable	14,856	39,455
Term loan	21,600	72,791
Seller notes	16,231	9,955
Contingent earn-out liability	1,515	14,812
Accrued and other current liabilities	8,340	24,673
Total current liabilities	74,732	161,686
OTHER LIABILITIES	1,841	614
CONTINGENT EARN-OUT LIABILITY	21,016	20,986
TERM LOANS	36,483	—
Total liabilities	134,072	183,286
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 27,074,791 shares outstanding at December 31, 2020; 500,000,000 shares authorized and 35,734,767 shares outstanding at June 30, 2021	3	3
Additional paid-in capital	216,305	487,605
Accumulated deficit	(192,935)	(311,794)
Accumulated other comprehensive income	9	(37)
Total stockholders’ equity	23,382	175,777
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$157,454	$359,063

Exhibit 99.1

         ATERIAN, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
NET REVENUE	$59,800	$68,188	$85,428	$116,324
COST OF GOODS SOLD	32,200	35,445	47,530	57,518
GROSS PROFIT	27,600	32,743	37,898	58,806
OPERATING EXPENSES:
Sales and distribution	18,618	39,310	32,528	64,379
Research and development	2,451	2,324	4,732	4,452
General and administrative	8,352	9,990	16,355	20,965
Change in fair value of contingent earn-out liabilities	—	(23,349)	—	(7,704)
TOTAL OPERATING EXPENSES:	29,421	28,275	53,615	82,092
OPERATING INCOME (LOSS)	(1,821)	4,468	(15,717)	(23,286)
INTEREST EXPENSE—net	1,077	4,675	2,186	9,092
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY	—	1,894	—	1,894
LOSS ON EXTINGUISHMENT OF DEBT	—	29,772	—	29,772
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	—	4,387	—	34,589
LOSS ON INITIAL ISSUANCE OF WARRANT	—	—	—	20,147
OTHER EXPENSE (INCOME)	(6)	5	19	38
LOSS BEFORE INCOME TAXES	(2,892)	(36,265)	(17,922)	(118,818)
PROVISION FOR INCOME TAXES	45	41	45	41
NET LOSS	$(2,937)	$(36,306)	$(17,967)	$(118,859)
Net loss per share, basic and diluted	$(0.19)	$(1.23)	$(1.17)	$(4.26)
Weighted-average number of shares outstanding, basic and diluted	15,425,312	29,547,781	15,308,966	27,886,582

Exhibit 99.1

ATERIAN, INC..

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2020	2021
OPERATING ACTIVITIES:
Net loss	$(17,967)	$(118,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	79	2,885
Provision for sales returns	25	607
Amortization of deferred financing costs and debt discounts	610	6,378
Stock-based compensation	12,610	11,760
Gain from increase of contingent earn-out liability fair value	—	(7,704)
Loss in connection with the change in warrant fair value	—	34,589
Loss extinguishment of High Trail December 2020 and February 2021 Term Loan	—	28,240
Loss from embedded derivative related to term loan	—	1,894
Loss extinguishment of Credit Facility	—	1,532
Loss on initial issuance of warrant	—	20,147
Allowance for doubtful accounts and other	27	4,597
Changes in assets and liabilities:
Accounts receivable	(7,622)	(10,736)
Inventory	8,866	(31,772)
Prepaid and other current assets	(1,269)	(6,545)
Accounts payable, accrued and other liabilities	(4,282)	30,151
Cash used in operating activities	(8,923)	(32,836)
INVESTING ACTIVITIES:
Purchase of fixed assets	(19)	(44)
Purchase of Healing Solutions assets	—	(15,280)
Purchase of Photo Paper Direct, net of cash acquired	—	(10,583)
Purchase of Squatty Potty assets	—	(19,040)
Cash used in investing activities	(19)	(44,947)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	—	9,051
Proceeds from cancellation of warrant	—	16,957
Proceeds from equity offering, net of issuance costs	—	36,735
Proceeds from exercise of stock options	—	8,749
Repayment of note payable related to Aussie Health acquisition	(207)	—
Repayments on note payable to Smash	—	(7,503)
Taxes paid related to net settlement upon vesting of restricted common stock	(112)	—
Borrowings from MidCap credit facility	56,181	14,630
Repayments from MidCap credit facility	(60,023)	(28,274)
Deferred financing costs from MidCap credit facility	—	(151)
Repayments for High Trail December 2020 Note and February 2021 Note	—	(59,500)
Borrowings from High Trail February 2021 Note	—	14,025
Borrowings from High Trail April 2021 Note	—	110,000
Debt issuance costs from High Trail February 2021 Note	—	(1,462)
Debt issuance costs from High Trail April 2021 Note	—	(2,200)
Deferred offering costs	(139)	—
Insurance obligation payments	(1,491)	(1,557)
Insurance financing proceeds	1,577	2,424
Capital lease obligation payments	(4)	—
Cash provided by financing activities	(4,218)	111,924
EFFECT OF EXCHANGE RATE ON CASH	1	(175)
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	(13,159)	33,966
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	30,789	30,097
CASH AND RESTRICTED CASH AT END OF PERIOD	$17,630	$64,063
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$17,189	$61,934
RESTRICTED CASH—Prepaid and other assets	312	2,000
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$17,630	$64,063

Exhibit 99.1

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,618	$1,727
Cash paid for taxes	$46	$41
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity fundraising costs not paid	$—	$125
Original issue discount	$—	$2,475
Fair value of contingent consideration	$—	$20,971
Discount of debt relating to warrants issuance	$—	$46,756
Issuance of restricted stock awards	$—	$3,427
Issuance of common stock in connection with Healing Solutions and Photo Paper Direct acquisitions	$—	$50,529
Common stock issued to High Trail	$—	$4,056
Reclassification of warrants to equity	$—	$80,022

Exhibit 99.1

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this Quarterly Report on Form 10-Q have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; and (iv) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses, fixed sales, distribution expenses and amortization of inventory step-up from acquisitions (included in cost of goods sold). As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses, fixed sales, distribution expenses and amortization of inventory step-up from acquisitions (included in cost of goods sold). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, loss on initial issuance of warrant, professional fees and transition fees related to acquisitions, reserve on dispute with a PPE supplier, loss from extinguishment of debt and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items.  Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

Exhibit 99.1

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or
•

changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold) and transition costs from acquisitions.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expense necessary to operate our business;
•	research and development expenses necessary for the development, operation and support of our software platform;
•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Contribution Margin

Contribution margin represents operating loss plus general and administrative expenses, research and development expenses, fixed sales and distribution expenses, changes in fair-market value of earn-outs and amortization of inventory step-up from acquisitions (included in cost of goods sold). Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to operating loss, which is the most directly comparable financial measure presented in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands, except percentages)		(in thousands, except percentages)
Operating loss	$(1,821)	$4,468	$(15,717)	$(23,286)
Add:
General and administrative expenses	8,352	9,990	16,355	20,965
Research and development expenses	2,451	2,324	4,732	4,452
Sales and distribution fixed expenses, including stock-based compensation expense	1,054	9,995	3,911	13,327
Change in fair value of contingent earn-out liabilities	—	(23,349)	—	(7,704)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	—	2,233	—	4,041
Contribution margin	$10,036	$5,661	$9,281	$11,795
Contribution margin as a percentage of net revenue	16.8%	8.3%	10.9%	10.1%

Exhibit 99.1

Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense.  Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), change in fair-market value of warrant liability, loss on initial issuance of warrant, professional fees and transition fees related to acquisitions, reserve on dispute with a PPE supplier, loss from extinguishment of debt and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands, except percentages)		(in thousands, except percentages)
Net loss	$(2,937)	$(36,306)	$(17,967)	$(118,859)
Add:
Provision for income taxes	45	41	45	41
Interest expense, net	1,077	4,675	2,186	9,092
Depreciation and amortization	38	1,681	79	2,885
EBITDA	(1,777)	(29,909)	(15,657)	(106,841)
Other expense (income), net	(6)	(5)	19	(38)
Change in fair value of contingent earn-out liabilities	—	(23,349)	—	(7,704)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	—	2,233	—	4,041
Change in fair market value of warrant liability	—	4,387	—	34,589
Change in fair value of derivative liability	—	1,894	—	1,894
Loss on extinguishment of debt	—	29,772	—	29,772
Loss on initial issuance of warrant	—	—	—	20,147
Professional fees related to acquisitions	—	948	—	1,397
Transition costs from acquisitions	—	632	—	1,184
Professional fees related to Photo Paper Direct acquisitions	—	696	—	696
Reserve on dispute with PPE supplier	—	4,100	—	4,100
Stock-based compensation expense	5,171	4,862	12,610	11,760
Adjusted EBITDA	$3,388	$(3,739)	$(3,028)	$(5,003)
Adjusted EBITDA as a percentage of net revenue	5.7%	(5.5)%	(3.5)%	(4.3)%

We believe each of our products goes through three core phases as follows:

i.Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE. During this period of time, and due to the combination of discounts and investment in marketing, our net margin for a product could be as low as negative 35%. In general, a product may stay in the launch phase on average for 3 months.

ii.Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 10% net margin (i.e. contribution margin). Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) are not satisfactory, then it will go to the liquidate phase and we will sell the remaining inventory.

Exhibit 99.1

The following table breaks out our quarterly results of operations by our product phases including our PaaS business line:

	Three months ended June 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$44,047	$5,655	$347	$9,751	$—	$—	$59,800
COST OF GOODS SOLD	23,184	3,032	—	5,984	—	—	32,200
GROSS PROFIT	20,863	2,623	347	3,767	—	—	27,600
OPERATING EXPENSES:
Sales and distribution	12,142	2,326	129	2,967	1,633	(579)	18,618
Research and development	—	—	—	—	1,272	1,179	2,451
General and administrative	—	—	—	—	3,781	4,571	8,352

	Three months ended June 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$61,764	$4,358	$92	$1,974	$—	$—	$68,188
COST OF GOODS SOLD (1)	28,555	3,464	—	3,426	—	—	35,445
GROSS PROFIT	33,209	894	92	(1,452)	—	—	32,743
OPERATING EXPENSES:
Sales and distribution	25,412	2,131	—	1,765	8,433	1,569	39,310
Research and development	—	—	—	—	1,103	1,221	2,324
General and administrative	—	—	—	—	7,918	2,072	9,990
(1)	Sustain cost of goods sold includes $2.2 million of amortization of inventory step-up from acquisitions

	Six months ended June 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$60,951	$11,809	$708	$11,960	$—	$—	$85,428
COST OF GOODS SOLD	32,877	6,637	—	8,016	—	—	47,530
GROSS PROFIT	28,074	5,172	708	3,944	—	—	37,898
OPERATING EXPENSES:
Sales and distribution	18,280	5,479	217	4,641	2,898	1,013	32,528
Research and development	—	—	—	—	2,280	2,452	4,732
General and administrative	—	—	—	—	7,209	9,146	16,355

Exhibit 99.1

	Six months ended June 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$103,710	$6,957	$273	$5,384	$—	$—	$116,324
COST OF GOODS SOLD (1)	45,860	4,916	—	6,742	—	—	57,518
GROSS PROFIT	57,850	2,041	273	(1,358)	—	—	58,806
OPERATING EXPENSES:
Sales and distribution	44,228	3,528	37	3,246	10,816	2,524	64,379
Research and development	—	—	—	—	2,348	2,104	4,452
General and administrative	—	—	—	—	13,833	7,132	20,965
(1)	Sustain cost of goods sold includes $4.0 million of amortization of inventory step-up from acquisitions